                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) April 1, 1998



                        MATTHEWS STUDIO EQUIPMENT GROUP
                        -------------------------------
            (Exact name of registrant as specified in its charter)


                                  CALIFORNIA
                                  ----------
                (State or other jurisdiction of incorporation)



              0-18102                              95-1447751
       ---------------------------------------------------------------
      (Commission file number)                   (I.R.S. Employer
                                                Identification No.)

        3111 NORTH KENWOOD STREET, BURBANK, CA                   91505
        --------------------------------------------------------------
           (Address of principal executive offices)           (Zip Code)



                                (818) 525-5200
                                --------------
             (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
                (Former name, former address and former fiscal
                      year, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

On April 1, 1998, Matthews Studio Equipment Group ("Matthews" or "the Company") acquired Four Star Lighting, Inc. ("Four Star"), pursuant to a stock purchase agreement dated as of March 20, 1998, among the shareholders of Four Star Holding, Inc. ( a holding company which owns 100% of Four Star), Four Star Holding, Inc., Four Star and the Company. Pursuant to the stock purchase agreement, in exchange for all of the capital stock of Four Star Holding, Inc., the Company paid $18,421,000 in cash to the shareholders of Four Star Holding, Inc., and $9,104,000 in cash to reduce Four Star's long-term debt. The amount of consideration paid to the Four Star shareholders was reached through arms-length negotiations and was funded through the Company's credit facility discussed in
Item 5 below. The amount paid to Four Star creditors was funded through the same credit facility.

Prior to the acquisition, the ownership in Four Star was held by Four Star Associates, L.P., Stonebridge Partners Equity Fund, L.P., Bill L. Aishman, Anthony P. Cancellieri and Darren DeVerna. Four Star has operations in New York, New York and Los Angeles, California. Four Star provides rentals of lighting and other equipment for use in theatrical productions. Four Star will continue its business and operations as a wholly-owned subsidiary of the Company.

Four Star's revenues for its fiscal year ended December 31, 1997 were approximately $11.7 million and the total liabilities as of that date were $13.9 million. Of the $27,525,000 cash paid on April 1, 1998, $9,104,000 was used to pay off certain liabilities of Four Star.

A copy of the press release of the Company in respect of the acquisition of Four Star is attached hereto as Exhibit 3.

Item 5.  Other Events

On April 1, 1998, Matthews and its principal subsidiaries amended its senior secured revolving credit facility (the "Amended Chase Facility") with The Chase Manhattan Bank as agent for a syndicate of lenders ("Bank").

The Amended Chase Facility provides for revolving credit loans of up to $64,000,000 and a term loan of $16,000,000, with an aggregate principal amount not in excess of $80.0 million at any time outstanding. The term loan requires principal payments beginning December 31, 1998. The proceeds of the Amended Chase Facility may be used, 1) to finance the Four Star acquisition, including fees and expenses incurred in connection with the Four Star acquisition, within the limits specified in the stock purchase agreement, 2) for general working capital purposes, 3) for the financing of future acquisitions of businesses with $10.0 million designated for such activities, 4) to finance the repayment of certain capitalized lease obligations, 5) to finance capital expenditures, within the limits specified in the agreement, and 6) to repay certain subordinated debt.

Interest on outstanding borrowings under the Amended Chase Facility at the Company's choice is at LIBOR plus a maximum of 2.75% or the greater of (i) Chase Manhattan Bank's Prime Rate plus a maximum of 0.75%, (ii) the Base CD Rate (as determined by the Bank) plus a maximum of 1.75% or (iii) the Federal Funds Effective Rate plus a maximum of 1.25%. In each case, the interest margin charged on outstanding loans may be reduced if specified ratios are achieved by the Company. In addition, the Company pays from three-eights of one percent to one-half of one percent on the unused credit commitment.

The Amended Chase Facility matures August 14, 2002. The Amended Chase Facility requires the Company to maintain certain levels of net worth and, on a quarterly basis, certain levels of EBITDA (earnings before interest, taxes, depreciation and amortization), and to meet several financial ratios including interest coverage, leverage and debt service coverage ratios. In addition, the Company must maintain limits on annual rent expenses.


The Amended Chase Facility provides for annual capital expenditure limits of $12.75 million in fiscal 1998 and $11.5 million for each fiscal year thereafter. Amounts (up to $2.0 million) permitted to be expended in a given fiscal year may be carried over (if not spent) and expended in the succeeding fiscal year. In addition, the annual limits will be increased by 25% in years when specified financial ratios have been achieved.

Borrowings under the Amended Chase Facility by the Company and its subsidiaries are cross collateralized pursuant to a security agreement in which the Company and its subsidiaries has granted the Bank a first priority lien in all of their respective assets.

A copy of the press release of the Company in respect of the Amended Chase Credit Facility is attached hereto as Exhibit 3.

Item 7.  Financial Statements and Exhibits

As of the date of this report, the financial statements and pro forma data required by this item are not available. It is the Company's intention that such financial statements and pro forma data will be filed within 60 days of the due date of this report, as required under applicable regulations of the Securities and Exchange Commission.

(2) (c) Exhibits


                                 EXHIBIT INDEX

Exhibit        Document Description
-------        --------------------

1. Sale Agreement dated as of March 20, 1998, among Matthews Studio Equipment Group, Four Star Associates, L.P., Stonebridge Partners Equity Fund, L.P., Bill L. Aishman, Anthony P. Cancellieri, Darren DeVerna, Four Star Lighting, Inc. and Four Star Holding, Inc., without the schedules and exhibits thereto, other than as listed below:

               i. Employment Agreement dated as of April 1, 1998, between Darren DeVerna and Four Star Lighting, Inc.

2. Amended and Restated Credit Agreement (without schedules or exhibits)

3. Press release of the Company in respect of the acquisition of Four Star Lighting, Inc. and the amended Chase credit facility,
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K, to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MATTHEWS STUDIO EQUIPMENT GROUP
                                           (Registrant)




Date: April 13, 1998       By:         /s/ Carlos DeMattos
                           -----------------------------------------------
                                         Carlos De Mattos
                           Chairman of the Board, Chief Executive Officer,
                                President  & Chief Financial Officer



                           By:         /s/ Gary S. Borman
                           -----------------------------------------------
                                        Gary S. Borman
                             Vice President, Corporate Controller
                                    & Principal Accounting Officer